EXHIBIT 10.3

JOINT VENTURE AGREEMENT

THIS AGREEMENT is made effective as of the 11th day of May, 2007 by and between Millennium Group Worldwide, Inc., a Florida corporation (“MGW”) and Prism Real Estate, Inc., a  Minnesota corporation (“Prism”).

Recitals

1.

The parties wish to combine their efforts in the purchase, ownership, development, and marketing of real estate in Mexico.  The parties have demonstrated a desire for addressing the economic and social needs of the previously disadvantage communities in Mexico, North America and the Caribbean, primarily through broad-base economic strategies.  Secondarily, the parties intend to create a larger middle class through entrepreneurship and simultaneously earn a profit from the efforts to reinvest in the development of the communities to be served.  At a minimum, the development of real estate within these communities will be enhanced through the proposed strategy.

2.

The parties shall create a new company jointly owned by MGW and Prism.  MGW shall have a Fifty-one percent (51%) ownership interest in the new company and Prism shall have a Forty-nine percent (49%) ownership interest in the new company which company shall be a special purpose vehicle which could have broad scope and unlimited duration.  The company shall be referred to as “the SPV.”

3.

MGW will bring to the SPV relationships with, among others, The World Bank, Rand Merchant Bank, and the Overseas Private Investment Corporation.  MGW could also bring Two Dollars of outside capital for every One Dollar invested by the SPV in project specific financing in Mexico.

4.

Prism brings the business plan, the relationships in Mexico with the various government officials and contractors, the development experience, marketing experience, and the past sweat equity to the project to the point where implementation can occur with financing.

5.

The SPV will, as a unit, identify any gaps in the business plan and experience levels, such as logistical experience, and identify the qualified expertise to build the capacity within the SPV to handle such needs.  However, the SPV may find it more practical to outsource some or all of the needs of the SPV. It is believed that the goals of the SPV combined with the experiences and social development desires of both parties, together with the equity funds of the consortium, can meet the needs and create a sustainable model for the SPV.

NOW, THEREFORE, in consideration of the mutual promises herein contained,

the parties agree as follows:

1.

Goals of the SPV.  The goals of the SPV are to:

a.

Create a minimum of 250 Million  and 00/100 Dollars ($250,000,000.00) in net assets for the SPV   within the next five   years;

b.

Create vehicles for increasing the middle class for minority groups,   nationally and internationally; and

c.

Create broad-based economic empowerment vehicles that will ultimately become the backbone of the middle class of North   America, Mexico and the Caribbean.

2.

The Business of the SPV.  The SPV will be able to perform any legal service or create or purchase and operate any type of business enterprise.  The parties are currently in the business of acquiring, owning, developing, selling, renting and managing both unimproved and improved residential and commercial property.  If a contract is signed, MGW will bring the necessary equity investment equal to Sixty Percent  (60%) of what is required to execute the business plan as stated in this Agreement.  MGW will also bring, as part of its planning team, Joseph Johnson, former City Manager, Assistant City Manager and head of Atlanta, Fulton County Georgia’s Office of Economic Development; Patricia Braynon, Director of Miami-Dade County’s Housing Finance Authority; and Timothy Towell, former Ambassador and Foreign Services Member, United States Government.  These individuals will become a permanent part of the business development team.

3.

Initial Investment.  MGW shall initially invest the sum of Fifteen Million and 00/100  Dollars ($15,000,000.00), plus the amount of the “Promissory Note” (as hereinafter defined) for  Fifty-one Percent (51%) of the SPV (“Initial Investment”).  The funds will be treated as equity with all rights and privileges associated with an investment of this type.  It is anticipated that the ultimate  funding of the Initial Investment will come in part from a public offering being placed by MGW.  However, the funds from the public offering are not anticipated to be available in time to capitalize on the opportunity to acquire an investment opportunity in “Cascadas Project” (as hereinafter defined). To accommodate the  timing needs of the Cascadas Project, MGW will attempt to arrange bridge financing in the sum of  Twenty Million  and 00/100 Dollars ($20,000,000.00) ( the “Bridge Financing”).  The Bridge Financing will be structured as a debt instrument and will have the following terms:

a.

The loan will be payable  one year from the date of funding with no prepayment penalty and will bear interest at a rate mutually agreed upon by both parties;

b.

Fifteen Million and 00/100 Dollars ($15,000,000.00) of the loan will be repaid by MGW’s  public offering and the balance through borrowing by the Cascadas Project;

c.

If MGW does not complete its public offering, Cascadas shall have         the option of repaying the loan directly or converting the loan to a  Fifty-one percent (51%) equity position in the Cascadas Project;

d.

The loan will be secured by a first mortgage on the real estate owned by Cascadas de Manzanillo, S. de R.L. de C.V.; and

e.

The Bridge Financing shall be structured to satisfy the terms of the           existing financing with KSI Capital Corp.

4.

The Initial Project.    The Initial Investment is specifically earmarked for the acquisition of a Fifty-one percent (51%) interest in the available land within the project Cascadas de Manzanillo (hereinafter referred to as the “Cascadas Project” or the “Project”).  The total project encompasses 530 acres on the Pacific Coast in the middle of Santiago Bay in Manzanillo, Colima, Mexico.  The Cascadas Project is owned by Cascadas de Manzanillo, S. de R.L. de C.V. ( the “ Cascadas Company”) and have been under development since 2004.  Certain parcels of the project have been sold to various buyers;  however, most of the land has been retained  and is being developed.  All remaining land is owned by the Cascadas Company.

5.

Payment for the Initial Investment.  The Initial Investment will be paid as follows:

a. Fifteen Million and 00/100 Dollars ($15,000,00.00) in cash at closing from  MGW’s public offering or other equity source as agreed upon by the parties; and

b.

Ten Million and 00/100 Dollars ($10,000,000.00) in the form of a promissory note with interest at the rate of five percent (5%) per annum (the “Promissory Note”).  The principal of the Promissory Note shall be paid from the first profits after the Project demonstrates that it can carry the payment with no negative effect on the continued progress of the Project.  The Promissory Note will have a term of five years. The parties agree to cooperate in obtaining an independent appraisal of the Project, dated no later than May 31, 2007.  The parties further agree that the Promissory Note shall be reduced by an amount equal to one-half of the amount that the appraised value is less than Fifty Million and 00/100 Dollars ($50,000,000.00).

6.

Disbursement of Funds on Liquidation.   If the Project is not successful and all or substantially all of the Project’s real estate is sold as part of a liquidation, the proceeds of liquidation shall be disbursed as follows:

a.

First, to MGW in an amount equal to it original investment of Fifteen Million and 00/100 Dollars ($15,000,000.00);

b.

Second, to the holder of the Promissory Note in an amount equal to the ten principal balance of the Promissory Note plus any accrued interest;

c.

Third, to the original investors an amount equal to their original investment of Five Million and 00/100 Dollars ($5,000,000.00) less any distribution previously received other than from paragraph 6 b.; and

d.

The balance proportionately to all investors based on their respective interest in the Project.

7.

Investment by the SPV.  All business under contract related to Mexican real estate development shall be of the SPV.  Any contemplated Mexican real estate related business sectors engaged in by the parties shall be subject to a right of refusal in favor of the SPV.  All outside interests that could be perceived as a conflict will be disclosed and agreements signed indicating the complete disclosure by all parties.

8.

Budget.  The parties will jointly prepare a budget. The parties may utilize a bank guarantee or other credit enhancing tools to help finance operating and Project Costs.  Any interest accrued on the Initial Investment shall be the responsibility of MGW until there is a plan to sell shares to outsiders or declare dividends.  Any additional funds borrowed or used in some other fashion shall have accrued interest paid by the SPV.  Any additional loans shall be repaid from proceeds of the projects.  The loans will be repaid prior to disbursements of dividends, unless otherwise agreed.  All staffing costs and training costs shall be a cost of the SPV.

9.

Tax Considerations.   The parties may choose to, in formalizing the relationship with the consortium, create a vehicle in a jurisdiction that promotes investments through generous tax incentives and will assist each other in tax planning subject to the Internal Revenue Service Regulations and the opinion of legal and tax counsel.  However, taxes on regular business activities conducted in specific geographic locations, will be paid in accordance with the tax rules of that jurisdiction.

10.

Establishment of the SPV.   Prism will assume the responsibility of establishing the SPV and MGW will be responsible for the legal requirements of the SPV being met.

11.

Financing Approvals/Obtaining of Permits.    The SPV will take the lead in obtaining financing approvals for projects with private businesses and government agencies. Both parties agree to sharing the costs of all permits, licenses and any other jurisdictional requirements for doing business.

12.

Business Continuation.  The current businesses operated by the parties will continue operating in the current fashion until the businesses are acquired and transferred to the SPV.  Both parties must approve  the engagement of any marketing group, outside agents or other activity that could incur costs or impact positively or negatively the image of the SPV or of the parties. Any existing entity owned by the parties will be considered first before outsourcing to any non-owned enterprise.  The parties will be considered and given the opportunity to provide such services at  rates equal to or less than the market prices for such services.

13.

Notices.   All notices, requests, demands and other communications shall be in writing and shall be deemed to have been duly given if delivered or mailed by certified or registered mail to the following addresses or to such other locations as either party may designate to the other in writing:

Millennium Group Worldwide Inc.

Attn: Mr. Julius Jackson, Chairman

2825 North 10th Street

St. Augustine, Florida  32084

Prism Real Estate, Inc.

Attn:  Mr. Timothy J. Oliver, President

6465 Wayzata Boulevard

Suite 304

Minneapolis, MN  55426

14.

Amendments.     This Agreement may only be amended in a written document signed by both parties.

15.

Governing Law.   The laws of the State of Minnesota shall govern the effect and construction of this Agreement.

16.

Binding Effect.  This Agreement shall be binding upon and inure to the benefit of the parties hereto, their heirs, representatives, successors and assigns.

IN WITNESS WHEREOF,

the parties have executed this Agreement to be effective on the date first above written.

MILLENNIUM GROUP WORLDWIDE INC.

PRISM REAL ESTATE,INC.

By_______________________________

By__________________________

       Julius  Jackson, Chairman

Timothy J. Oliver, President

ADDENDUM TO JOINT VENTURE AGREEMENT

THIS ADDENDUM TO JOINT VENTURE AGREEMENT (the “Addendum”), made this 29th day of November 2007, by and between Millennium Group Worldwide, Inc., a Florida corporation (“MGW”), located at 2825 North 10th Street, St Augustine, FL 32084 and Prism Real Estate, Inc., a Minnesota corporation (“Prism”), located at 6465 Wayzata Boulevard, Suite 304 Minneapolis, MN 55426 (collectively “we, us, the parties or the group”).

WHEREAS, the parties entered into a Joint Venture Agreement dated as of May 11, 2007 regarding the purchase, ownership, development  and marketing of real estate in Mexico (the “JV Agreement”); and

WHEREAS, the parties hereby wish to modify, change and amend the JV Agreement.

NOW, THEREFORE, in consideration of $10.00 and the mutual covenants contained herein, the parties covenant and agree as follows:

1.

The above-referenced recitals are true and correct.

2.

Paragraph 3. Initial Investment, is hereby deleted in its entirety and is replaced by the following:

“MGW shall initially invest the sum of Fifteen Million and 00/100 Dollars ($15,000,000.00), plus the amount of the “Promissory Note” (as hereinafter defined in section 5 (b) below) for Fifty-one Percent (51%) of SPV (“Initial Investment”). The funds will be treated as equity with all rights and privileges associated with an investment of this type. The parties hereby agree that the funding for the Initial Investment shall be contingent on the completion of an Initial Public Offering (“IPO”), placed by MGW ( Form S-1, filed August 18, 2007 for $75,000,000.00). With respect to the Initial Investment and the funds raised from the IPO the parties further agree to the following:

a.

That at all times during the IPO process the basic terms of the Agreement remain enforceable between the parties; and

b.

The parties shall not be obligated to perform any of their respective duties and responsibilities required under the terms of the Agreement, unless a minimum of $70,000,000 is raised in the IPO.

c.

In the event that the funding requirements of the IPO are not achieved within 120 days from the IPO filing date, this Agreement shall automatically terminate and the parties shall be released of all obligations.

3.

The last paragraph. IN WITNESS WHEREOF, the following words are hereby deleted in their entirety:

“and shall be in effect for a minimum of 180 days”

1.

This Addendum together with the terms and provisions of the JV Agreement, which are not inconsistent with this Addendum, shall constitute the entire agreement between the parties with regard to the subject matter hereof.

2.

This Addendum may be executed in any number of counterparts which, when considered together shall be considered one instrument. For purposes of this Addendum, executed facsimiles shall be treated as originals.

WHEREFORE, the parties have caused this Addendum to be properly executed as of the date and day first above written.

MILLENNIUM GROUP WORLDWIDE, INC.

By: __________________________

        Julius V. Jackson, Chairman

PRISM REAL ESTATE, INC.

By: __________________________

        Timothy J. Oliver, President